Gran Tierra Energy Inc. Announces First Quarter 2021 Results

•Achieved First Quarter 2021 Average Production of 24,463 BOPD, Up 12% from Prior Quarter
•Increased Current Average Production to 28,200 BOPD
•2020 Sustainability Report Published
•Reaffirms 2021 Full-Year Production Guidance of 28,000-30,000 BOPD and Capital of $130-150 Million
•Increases 2021 Full-Year Budget Guidance: Cash Flow2 of $205-225 Million, Free Cash Flow2 of $75 Million, EBITDA1 of $255 - $275 Million
CALGARY, ALBERTA, May 4, 2021, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company’s financial and operating results for the quarter ended March 31, 2021 ("the Quarter"). All dollar amounts are in United States dollars and production amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel ("bbl") amounts are based on WI sales before royalties. For per bbl amounts based on net after royalty ("NAR") production, see Gran Tierra’s Quarterly Report on Form 10-Q filed May 4, 2021.
Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “During 2021, we have significantly increased Gran Tierra’s total production. Our ability to ramp up Gran Tierra’s production to the highest level in over a year clearly demonstrates our team’s success at optimizing our core oil fields under waterflood, while preserving and maximizing the long-term value of all of our assets.
Based on our significant progress in increasing production during the first quarter of 2021, we reaffirm Gran Tierra’s 2021 full-year production guidance of 28,000-30,000 bbl/day ("BOPD"). With the strong recovery in the Brent oil price, we are also significantly revising upwards our 2021 forecasts for cash flow2 to $205-225 million, free cash flow2 of $75 million and adjusted EBITDA1 of $255-275 million. Our 2021 capital budget of $130-150 million remains a balanced, returns-focused program which prioritizes free cash flow2 generation and debt reduction. The significant free cash flow2 that we now forecast for 2021 is expected to allow us to further accelerate debt reduction through the remainder of 2021, with our projected bank credit facility balance decreasing to $70-90 million by December 31, 2021. We also continue to advance exploration-related activities for our prioritized, high impact exploration program and we expect to increase activity in 2022.
In the second half of 2021, funds flow from operations1 and free cash flow2 is expected to accelerate as production increases and our first half 2021 hedges roll off and are replaced with hedges with much higher prices. Our first half 2021 Brent hedges on 15,000 BOPD had an average floor of $45.13/bbl and ceiling of $51.38/bbl, whereas our second half 2021 hedges on 10,000 BOPD have an average floor of $57.03/bbl and ceiling of $65.29/bbl. During the second half of 2021, we expect the Company to generate funds flow from operations1 of $130-150 million and adjusted EBITDA1 of $155-175 million.
Our teams in Colombia, Canada and Ecuador have done an excellent job by safely and effectively executing our development program during the many challenges faced by Gran Tierra and our industry in 2020 and 2021. The health and safety of our people and all of our stakeholders where we operate will continue to be a focus in 2021 through our industry-leading COVID-19 safety practices and protocols.
Gran Tierra has been moving at a rapid pace over the last five years, integrating multiple acquisitions into our organization, building a portfolio of high-quality assets and strengthening our team. Throughout 2020 and into 2021, our sustainability guiding principle of going ‘Beyond Compliance’ has been a top priority for our team which was focused on maximizing the Company’s environmental and social contributions even during challenging times. We also continued to make progress on our signature programs and to focus not only on being an excellent partner to communities, but also on leaving a permanent legacy of environmental protection in the regions where we work. We are pleased to share with you Gran Tierra’s many accomplishments from the past year in our 2020 Sustainability Report here: www.grantierra.com/ESG2020. We are excited to keep building for tomorrow by creating long-term value and delivering on our Environmental, Social and Governance commitments today.”
Key Highlights:
•Production: The Quarter's production averaged 24,463 BOPD, up 12% from fourth quarter 2020 ("the Prior Quarter"); Gran Tierra’s average production for various time periods is outlined in the table below:

Average Production	Acordionero (BOPD)	Costayaco (BOPD)	Moqueta (BOPD)	Other (BOPD)	Total Company (BOPD)
Second Quarter 2020	10,744	6,021	2,468	932	20,165
Third Quarter 2020	9,696	4,949	2,051	2,248	18,944
Fourth Quarter 2020	9,732	4,363	2,530	5,282	21,907
First Quarter 2021	12,681	4,190	2,304	5,288	24,463
Current Average Production*	16,000	4,700	2,400	5,100	28,200
*Approximate average production over the 5-week period from March 30, 2021 to May 3, 2021.
•2021 Production Guidance: Based on the Company’s significant progress in increasing production during and subsequent to the Quarter, Gran Tierra reaffirms its 2021 full-year production guidance of 28,000-30,000 BOPD
•2020 Sustainability Report:
◦Gran Tierra is pleased to share its ESG accomplishments from the past year, including a 60% reduction in the Company’s greenhouse gas emissions from 2019, in its "2020 Sustainability Report: Creating long-term value and delivering on our Environmental, Social and Governance commitments"; please read the report here: www.grantierra.com/ESG2020
◦The public health crisis of 2020 created critical challenges around the world and as soon as the extent of the COVID-19 pandemic became clear, Gran Tierra’s foremost concerns were protecting the health and safety of the Company’s workers and the communities near its operations
◦Gran Tierra implemented a comprehensive set of health and safety protocols which allowed the Company to continue operations, as well as make progress on its signature ESG programs in Colombia, including strengthening the cacao sector, rainforest reforestation and conservation, removing land mines and protecting vulnerable children
•Key Financial Metrics for the Quarter:
◦Significant Cost Reductions: Compared to the first quarter of 2020, the Company’s operating expenses were down 19% to $13.65/bbl, quality and transportation discount was down 30% to $8.98/bbl and transportation expenses were down 24% to $1.15/bbl; the majority of these cost reductions represent structural improvements in the Company’s operations, which are expected to be maintained as oil prices recover further; general and administrative ("G&A") expenses before stock-based compensation decreased by 21% compared to the first quarter of 2020 as a result of continued cost savings measures primarily relating to lower consulting, legal, general office and travel expenses
◦Credit Facility Paid Down and Cash Balance Increased: At March 31, 2021, the Company had paid down its credit facility balance by $10 million to $180 million and increased its cash and cash equivalents balance to $22 million, compared to a credit facility balance of $190 million and cash and cash equivalents balance of $14 million at the end of the Prior Quarter

◦Narrowed Net Loss and Increased EBITDA: Relative to the Prior Quarter, Gran Tierra significantly narrowed its realized net loss by 22% to $37 million; EBITDA1 also substantially improved to $16 million, up from $(14) million in the Prior Quarter
◦Increased Adjusted EBITDA and Funds Flow: Relative to the Prior Quarter, the Company substantially improved both its Adjusted EBITDA1, which was up 88% to $42 million, and its funds flow from operations1, which was up 224% to $29 million
◦Substantial Increases in Oil Sales and Operating Netback: The Brent oil price averaged $61.32/bbl and Gran Tierra generated oil sales of $95 million, up 47% or $31 million from the Prior Quarter, driven by a combination of the 12% increase in production and the 35% increase in the Brent oil price; the Company’s operating netback1 of $29.20/bbl was up 65%, an increase of $11.53/bbl relative to the Prior Quarter; this improvement was achieved despite an increase in royalties to $8.34/bbl, up from the Prior Quarter's $3.92/bbl, as a result of higher oil prices
◦Capital Expenditures: The Quarter's expenditures of approximately $37 million were down modestly from the Prior Quarter's level of $40 million, as Gran Tierra pressed ahead with development drilling operations at the Acordionero and Costayaco oil fields; the Company expects approximately 65-75% of its 2021 capital program of $130-150 million to be spent during the first half of 2021
◦Closing of Sale of PetroTal Shares: As previously announced, Gran Tierra Resources Limited ("GTRL"), a wholly owned subsidiary of Gran Tierra, sold an aggregate of 109,006,250 common shares of PetroTal Corp. ("PetroTal") for an aggregate purchase price of approximately $15 million; as of market close on May 3, 2021, the remaining 137,093,750 shares of PetroTal owned by GTRL had a market value of approximately $29 million.
◦Oil Price Hedges In Place Designed To Protect Cash Flows During Second Half 2021: The Company has the following oil price hedges in place, including hedges covering 10,000 BOPD in second half 2021 with a weighted average floor price of $57.03/bbl and a weighted average ceiling price of $65.29/bbl (realized oil price hedging losses totaled $13 million during the Quarter):

Period and type of instrument	Volume, BOPD	Reference	Sold Put ($/bbl, Weighted Average)	Purchased Put ($/bbl, Weighted Average)	Sold Call ($/bbl, Weighted Average)	Premium ($/bbl, Weighted Average)
Three-way Collars: April 1, to June 30, 2021	14,000	ICE Brent	36.43	45.14	51.45	0.21
Collars: April 1, to June 30, 2021	1,000	ICE Brent	n/a	45.00	50.40	n/a
Three-way Collars: July 1, to December 31, 2021	4,000	ICE Brent	45.00	55.00	68.00	n/a
Three-way Collars: July 1, to December 31, 2021#	3,000	ICE Brent	50.00	60.00	70.21	n/a
Swaptions: July 1, to December 31, 2021	3,000	ICE Brent	n/a	n/a	56.75	n/a
# Entered into subsequent to the end of the Quarter.
2021 Revised Guidance
•Due to the strong rebound in the Brent oil price during 2021, Gran Tierra is revising some of the Company’s forecast ranges for its 2021 budget:

2021 Guidance	Original Budget (Base Case)	Revised Budget
Annual Average Brent Oil Price ($/bbl)	49.00	61.00
Total Company Production (BOPD)	28,000-30,000	28,000-30,000
Operating Netback[1] ($ million)	220-240	310-330
EBITDA[1] ($ million)	200-220	255-275
Cash Flow[2] ($ million)	150-170	205-225
Total Capital ($ million)	130-150	130-150
Free Cash Flow[2] ($ million)	20^	75^
Bank Credit Facility Balance @ December 31, 2021 ($ million)	125-145	70-90
2021 Year-End Net Debt[4] to Annualized Fourth Quarter 2021 EBITDA[1]	2.7-2.9	1.9-2.1
Number of Development Wells (gross)	14-18	14-18
^ Calculated by subtracting midpoint of total capital from midpoint of cash flow. Free cash flow forecast for Original Budget (Base Case) was not previously disclosed.

•2021 Capital Program: Gran Tierra plans to direct approximately 60% of the 2021 capital program toward continued development of the Acordionero field in the Middle Magdalena Valley Basin, another 35% toward development activities in the Putumayo Basin and the remaining 5% toward exploration-related activities throughout the Company’s portfolio, in both Colombia and Ecuador
•Fully Funded Capital Program: the 2021 capital budget of $130-150 million is expected to be more than fully funded from the revised 2021 cash flow2 forecast of $205-225 million
•Control of Capital Program: Gran Tierra has 100% working interest in and operatorship of the Company’s major assets in Colombia and Ecuador; this full control gives the Company the flexibility to optimize its development and exploration programs with changes, either up or down, in oil prices
•Debt Reduction: with 2021 expected free cash flow2 and changes in non-cash working capital (primarily related to the ongoing collection of tax receivables), Gran Tierra now expects its bank credit facility to be paid down in the Revised Budget to a balance of $70-90 million by December 31, 2021
•Gran Tierra is also revising the Company’s forecast 2021 ranges for operating netback3 per bbl and some expenses:

2021 Guidance	Original Budget (Base Case)	Revised Budget
Brent Oil Price ($/bbl)	49.00	61.00
Expenses ($/bbl)
Transportation and Quality Discount	8.00-10.00	8.00-10.00
Royalties	5.00-6.00	8.00-9.00
Oil and Gas Sales Price ($/bbl)	34.00-36.00	42.00-44.00
Operating Costs	11.00-13.00	11.00-13.00
Transportation (Pipeline)	0.80-1.00	0.90-1.10
Operating Netback[3] ($/bbl)	21.00-23.00	29.00-31.00
General and Administrative	1.50-2.50	1.50-2.50
Interest and Financing	4.50-5.00	4.50-5.00
Taxes	0.00	0.00

Operations Update
•Acordionero Oil Field (100% WI)

◦Utilizing 2 workover rigs, Gran Tierra continues to workover wells that went offline in 2020, which the Company decided not to workover at that time due to low oil prices; during the current workover campaign, the average workover cost has decreased 28% from 2019
◦The development drilling rig has also remained active since starting on November 30, 2020, drilling both producers and injectors; the average cost per well has decreased 36% since 2019; the AC-75 well achieved a new record cycle time from spud to on-production of 10.6 days, at a total cost of $1.9 million
◦From January 1 to May 3, 2021, Gran Tierra has drilled 11 new oil wells and 2 new water injection wells
◦The combination of the workover and drilling programs has resulted in Acordionero's approximate current average production5 of 16,000 BOPD
◦Acordionero’s current average production is the highest level achieved since June 20195; Gran Tierra believes its prudent reservoir management of Acordionero’s waterflood has allowed the Company to restore this field’s production to a level last achieved 22 months ago, which strongly demonstrates the effectiveness of the waterflood
•Costayaco Oil Field (100% WI)
◦In March 2021, Gran Tierra commenced its infill development drilling campaign to drill 3 oil producers; this drilling program is the first in Costayaco since November 2019
◦The CYC-42 and CYC-43 infill oil wells were drilled during March and April of 2021 with indications of high quality reservoir in the U, T, and Caballos Sands based on well logs, with potential prospectivity in the M2 Carbonate; the 2 wells were drilled in an average of 12 days at a cost of $1.9 million per well, a 30% decrease from the last 4 wells drilled in Costayaco
◦Drilling commenced on the CYC-44 infill well on April 26, 2021
◦All 3 wells are expected to be on production by the end of the second quarter of 2021; currently none of the wells are on production
•Moqueta Oil Field (100% WI)
◦During the second quarter of 2021, Gran Tierra plans a 6-well workover program, which is expected to consist of 2 workovers and 1 stimulation to restore production, and also 3 injector conversions to further optimize the waterflood and increase production in the second half of 2021
•Suroriente Block (52% WI and Operator)
◦At the Cohembi oil field in the Suroriente Block, a facility expansion program is progressing as planned, which is expected to allow additional production to be brought online in the second half of 2021
◦A workover rig is scheduled to arrive in the Suroriente Block during May 2021, where it is expected to accelerate the running of larger pumps in 2 oil wells and to restore production in 3 oil wells which are currently offline

Financial and Operational Highlights (all amounts in $000s, except per share and bbl amounts)

	Three Months Ended March 31,		Three Months Ended December 31,
	2021	2020	2020

Net Loss	$(37,422)	$(251,626)	$(47,871)
Per Share - Basic and Diluted	$(0.10)	$(0.69)	$(0.13)

Oil Sales	$95,493	$86,079	$64,793
Operating Expenses	(29,625)	(44,588)	(27,215)
Transportation Expenses	(2,506)	(4,037)	(1,994)
Operating Netback(1)(3)	$63,362	$37,454	$35,584

G&A Expenses Before Stock-Based Compensation	$5,898	$7,440	$5,323
G&A Stock-Based Compensation Expense (Recovery)	3,671	(2,055)	1,923
G&A Expenses, Including Stock Based Compensation	$9,569	$5,385	$7,246

Adjusted EBITDA(1)	$41,904	$34,491	$22,235

Funds Flow from Operations(1)	$28,973	$22,227	$8,956

Capital Expenditures	$37,427	$44,277	$39,903

Average Daily Volumes (BOPD)
WI Production Before Royalties	24,463	29,527	21,907
Royalties	(3,930)	(4,156)	(2,411)
Production NAR	20,533	25,371	19,496
Decrease (Increase) in Inventory	(262)	(521)	15
Sales	20,271	24,850	19,511
Royalties, % of WI Production Before Royalties	16%	14%	11%

Per bbl
Brent	$61.32	$50.82	$45.26
Quality and Transportation Discount	(8.98)	(12.75)	(9.17)
Royalties	(8.34)	(5.61)	(3.92)
Average Realized Price	44.00	32.46	32.17
Transportation Expenses	(1.15)	(1.52)	(0.99)
Average Realized Price Net of Transportation Expenses	42.85	30.94	31.18
Operating Expenses	(13.65)	(16.81)	(13.51)
Operating Netback(1)(3)	29.20	14.13	17.67
COVID-19 costs	(0.52)	—	(0.57)
G&A Expenses Before Stock-Based Compensation	(2.72)	(2.81)	(2.64)
Severance Expenses	(0.42)	(0.50)	(0.08)
Realized Foreign Exchange (Loss) Gain	(0.04)	0.75	(0.57)
Cash Settlements on Derivative Instruments	(6.18)	1.31	(2.53)
Interest Expense, Excluding Amortization of Debt Issuance Costs	(5.96)	(4.51)	(6.50)
Interest Income	—	0.13	—
Other Loss	—	—	(0.20)
Net Lease Payments	(0.01)	(0.01)	(0.03)
Current Income Tax Expense	—	(0.11)	(0.10)
Cash Netback(1)	$13.35	$8.38	$4.45

Share Information (000s)

Common Stock Outstanding, End of Period	366,982	366,982	366,982
Weighted Average Number of Common and Exchangeable Shares Outstanding - Basic and Diluted	366,982	366,982	366,982

(1) Funds flow from operations, operating netback, cash netback, earnings before interest, taxes and depletion, depreciation and accretion (“DD&A”) (“EBITDA”) and EBITDA adjusted for goodwill impairment, asset impairment, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock based compensation expense, unrealized derivative instruments gains or losses and other financial instruments gains or losses (“Adjusted EBITDA”) are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America (“GAAP”). Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(2) Cash flow refers to the GAAP line item “net cash provided by operating activities”. Free cash flow is a non-GAAP measure and does not have a standardized meaning under GAAP and is defined as the midpoint of projected 2021 cash flow less the midpoint of projected 2021 capital spending. Refer to “Non-GAAP Measures” in this press release.
(3) Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table titled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
(4) Net Debt as presented in the context of 2021 guidance is defined as projected working capital at December 31, 2021, less $600 million in senior notes and borrowings under the credit facility. Management believes that net debt is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company’s business and leverage. The most directly comparable GAAP measure is total debt. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking net debt to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.
(5) Approximate average production over the 5-week period from March 30 to May 3, 2021, which is the highest 5-week average rate for Acordionero since June 2019.

Virtual Annual Meeting of Stockholders:
Gran Tierra’s 2021 Annual Meeting of Stockholders will be held virtually on Wednesday, May 5, 2021 at 1:30 p.m. (Mountain Time). In light of the COVID-19 pandemic and to mitigate the risks to the health and safety of our community, stockholders and employees, Gran Tierra will be holding its annual meeting in a virtual-only format by way of webcast and no physical or in-person meeting will be held.
How to Participate in the Virtual Annual Meeting
To access the virtual meeting, please go to www.meetingcenter.io/296994452. We recommend that you log in 15 minutes before the Annual Meeting starts. To log into the Annual Meeting you will have the option to join as a “Guest” or join as a “Shareholder”. If you join as a “Shareholder”, you will be able to vote your shares and ask questions during the Annual Meeting. In order to join as a “Shareholder,” you are required to have the password and your control number. The password for the meeting is GTRE2021 and the control number can be found on the form of proxy or notice. Guests and non-registered (beneficial) shareholders who have not duly appointed themselves as proxyholder will be able to attend the Annual Meeting at the link above by providing the guest login information but will not be able to vote or ask questions at the meeting.
Full details on how to vote, change or revoke a vote, appoint a proxyholder, attend the virtual Annual Meeting, ask questions and other general proxy matters are available in the proxy statement dated March 25, 2021 available on the Company’s website or the sec.gov website.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.
Please note that since the Gran Tierra’s Annual Meeting is scheduled for the day after the Company releases its 2021 first quarter financial and operating results, Gran Tierra will not have a quarterly conference call since the same material will be discussed at the Annual Meeting.
Corporate Presentation:
Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra’s Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov and on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward-Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, expectations and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of

1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project” “forecast”, “guidance”, “target”, “goal”, “plan”, “budget” “objective”, “could”, “should”, and other terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s 2021 outlook and guidance, including estimates of future production, EBITDA, net cash provided by operating activities (described in this press release as "cash flow"), free cash flow, operating netback, net debt, total capital and certain associated metrics; expectations regarding its capital program, liquidity, including the ability to pay down the credit facility, and access to capital; strategies related to drilling and operational activities and expectations regarding well performance, production and workover activities; the benefits of reduced capital spending and G&A expenses; the benefits of derivative transactions and expectations regarding future oil prices; ESG-related efforts and impacts; the Company’s operations including planned operations, the use and the availability of certain tax refunds and credits, and the impact of the COVID-19 pandemic, disruptions to operations and the decline in industry conditions.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: the unprecedented impact of the COVID-19 pandemic and the actions of OPEC and non-OPEC countries and the procedures imposed by governments in response thereto; disruptions to local operations; the decline and volatility in oil and gas industry conditions and commodity prices; the severe imbalance in supply and demand for oil and natural gas; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of productive capacity of any particular field; the timing and impact of any resumption of operations; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity or local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives (including a reduction of the capital program); the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2020, many of which are beyond the Company’s control. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. The risk that the assumptions on which the 2021 outlook and guidance are based prove incorrect may increase the later the period to which the outlook relates. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
The estimates of future production, EBITDA, net cash provided by operating activities (described in this press release as “cash flow”), free cash flow, operating netback, net debt, total capital and certain expenses or costs may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management's assessment of the relevant information currently available, and to become available in the future.

In particular, this press release contains projected operational and financial information for 2021. These projections contain forward-looking statements and are based on a number of material assumptions and factors, including those set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary.
The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial and operational information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management's best estimates and judgments, and represent, to the best of management's knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
Cash netback as presented is defined as net loss adjusted for depletion, depreciation and accretion (“DD&A”) expenses, goodwill impairment, asset impairment, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments and other financial instruments gains or losses. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra’s principal business activities prior to the consideration of other income and expenses. A reconciliation from net loss to cash netback is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
Cash Netback - (Non-GAAP) Measure ($000s)	2021	2020	2020
Net loss	$(37,422)	$(251,626)	$(47,871)
Adjustments to reconcile net loss to cash netback
DD&A expenses	31,318	57,294	33,115
Goodwill impairment	—	102,581	—
Asset impairment	—	3,904	57,402
Deferred tax expense (recovery)	8,651	34,606	(13,352)
Stock-based compensation expense (recovery)	3,671	(2,055)	1,923
Amortization of debt issuance costs	881	844	851
Non-cash lease expense	444	490	457
Lease payments	(462)	(515)	(522)
Unrealized foreign exchange loss (gain)	13,003	20,799	(17,064)
Derivative instruments loss (gain)	23,698	(12,867)	12,354
Cash settlements on derivative instruments	(13,404)	3,487	(5,096)
Other financial instruments (gain) loss	(1,405)	65,285	(13,241)
Cash netback	$28,973	$22,227	$8,956

EBITDA, as presented, is defined as net loss adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for goodwill impairment, asset impairment, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock based compensation expense or recovery, unrealized derivative instruments gains or losses and other financial instruments gains or losses. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net income or loss to EBITDA and adjusted EBITDA is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
EBITDA - (Non-GAAP) Measure ($000s)	2021	2020	2020
Net loss	$(37,422)	$(251,626)	$(47,871)
Adjustments to reconcile net loss to EBITDA and Adjusted EBITDA
DD&A expenses	31,318	57,294	33,115
Interest expense	13,812	12,810	13,936
Income tax expense (recovery)	8,651	34,904	(13,158)
EBITDA	$16,359	$(146,618)	$(13,978)
Goodwill impairment	—	102,581	—
Asset impairment	—	3,904	57,402
Non-cash lease expense	444	490	457
Lease payments	(462)	(515)	(522)
Unrealized foreign exchange loss (gain)	13,003	20,799	(17,064)
Stock-based compensation expense (recovery)	3,671	(2,055)	1,923
Unrealized derivative instruments loss (gain)	10,294	(9,380)	7,258
Other financial instruments (gain) loss	$(1,405)	$65,285	$(13,241)
Adjusted EBITDA	$41,904	$34,491	$22,235

Funds flow from operations, as presented, is defined as net loss adjusted for DD&A expenses, goodwill impairment, asset impairment, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments and other financial instruments gains or losses. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net income or loss to funds flow from operations is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2021	2020	2020
Net loss	$(37,422)	$(251,626)	$(47,871)
Adjustments to reconcile net loss to funds flow from operations
DD&A expenses	31,318	57,294	33,115
Goodwill impairment	—	102,581	—
Asset impairment	—	3,904	57,402
Deferred tax expense (recovery)	8,651	34,606	(13,352)
Stock-based compensation expense (recovery)	3,671	(2,055)	1,923
Amortization of debt issuance costs	881	844	851
Non-cash lease expense	444	490	457

Lease payments	(462)	(515)	(522)
Unrealized foreign exchange loss (gain)	13,003	20,799	(17,064)
Derivative instruments loss (gain)	23,698	(12,867)	12,354
Cash settlements on derivative instruments	(13,404)	3,487	(5,096)
Other financial instruments (gain) loss	(1,405)	65,285	(13,241)
Funds flow from operations	$28,973	$22,227	$8,956

Gran Tierra is unable to provide forward-looking net income and oil and gas sales, the GAAP measures most directly comparable to the non-GAAP measures EBITDA and operating netback, respectively, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices.
Operating netback as presented is defined as projected 2021 oil and gas sales less projected 2021 operating and transportation expenses. Operating netback per bbl as presented is defined as projected oil and gas sales price less 2021 forecasts of transportation and quality discount, royalties, operating costs and pipeline transportation from the 2021 budget Brent oil price forecast as outlined in the table above. The most directly comparable GAAP measures are oil and gas sales and oil and gas sales price, respectively. Gran Tierra is unable to provide a quantitative reconciliation of either forward-looking operating netback or operating netback per bbl to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measures.
EBITDA as presented is defined as projected 2021 net income adjusted for DD&A expenses, interest expense and income tax expense or recovery. The most directly comparable GAAP measure is net income. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking EBITDA to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.
Free cash flow as presented is defined as the midpoint of GAAP projected 2021 “net cash provided by operating activities” less the midpoint of projected 2021 capital spending. The most directly comparable GAAP measure is net cash provided by operating activities. Management believes that free cash flow is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company’s business. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking free cash flow to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.
Presentation of Oil and Gas Information
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.